                           FIFTH AMENDMENT TO FIRST
                     AMENDED AND RESTATED CREDIT AGREEMENT

     This Fifth Amendment to First Amended and Restated Credit Agreement (the "Amendment") is made and entered into as of December 29, 2000, between AMERICAN RESOURCES OFFSHORE, INC. ("ARO"), and BLUE DOLPHIN EXPLORATION COMPANY ("BDEX").

                              W I T N E S S E T H:

     WHEREAS, American Resources Offshore, Inc., Southern Gas Co. of Delaware, Inc. ("Southern"), Den norske Bank, ASA ("Den norske Bank") and DNB Energy Assets, Inc. ("DNB") entered into that certain Third Amendment to First Amended and Restated Credit Agreement dated as of August 1, 1999 ("Third Amendment");

     WHEREAS, pursuant to the Third Amendment, ARO executed a certain promissory note dated August 1, 1999 in the original principal amount of $51,223,000 made payable to the order of Den norske Bank (the "$51,223,000 Note");

     WHEREAS, a Note Purchase Agreement dated November 11, 1999 was entered into by and between DNB, Den norske Bank, BDEX and Fidelity Oil Holdings, Inc. ("Fidelity") ("Note Purchase Agreement");

     WHEREAS, pursuant to the Note Purchase Agreement, BDEX is the owner and holder of the $51,223,000 Note and all rights of Den norske Bank under the Loan Documents (defined below);

     WHEREAS, BDEX agreed, in exchange for ARO undertaking certain obligations under the terms of the Note Purchase Agreement, to reduce the amount of the indebtedness previously evidenced by the $51,223,000 Note to the principal amount of $5,000,000;

     WHEREAS, ARO and BDEX entered into that certain Fourth Amendment to First Amended and Restated Credit Agreement dated as of December 2, 1999 ("Fourth Amendment");

     WHEREAS, pursuant to the Fourth Amendment, ARO executed a certain promissory note dated December 2, 1999 in the original principal amount of $5,000,000 made payable to the order of BDEX ("Replacement Note");

     WHEREAS, third parties have initiated the Subject Litigation (defined below);

     WHEREAS, ARO denys that the Subject Transaction Occurrences and Events (defined below) give rise to any liability to third parties.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth in this Amendment, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01 Terms Defined Above. As used herein, each of the terms "DNB", "Den norske Bank", "Southern", "ARO", "BDEX", "Note Purchase Agreement", "Third Amendment", "Fourth Amendment", "Replacement Note" and "$51,223,000 Note" shall have the meaning assigned to such term hereinabove.

     1.02 Additional Definitions. As used herein the following terms shall have the meanings specified below unless the context otherwise requires:

           a. "Amended Replacement Note" shall mean a promissory note by ARO to BDEX of even date with this Amendment in the form of Exhibit A.

           b. "Collateral Documents" shall mean the liens, assignments and security interests evidenced, created and/or perfected pursuant to the Loan Documents, including, but not limited to, the instruments described in Exhibit A to the Note Purchase Agreement.

           c. "Credit Agreement" shall mean the First Amended and Restated Credit Agreement dated November 1, 1997 by and between ARO, Southern Gas Co. of Delaware, Inc. and DNB as amended by the First Amendment to First Amended and Restated Credit Agreement dated March 5, 1998, the Second Amendment to First Amended and Restated Credit Agreement dated October 1, 1998, the Third Amendment to First Amended and Restated Credit Agreement dated August 1, 1999 between ARO, Den norske Bank and DNB and the Fourth Amendment to the First Amended and Restated Credit Agreement and this Fifth Amendment to First Amended and Restated Credit Agreement.

           d.  "Event of Default" shall have the same meaning as set forth in
     Article VIII.

           e. "Investment Agreement" shall mean that certain Investment Agreement dated as of July 30, 1999 between ARO and BDEX.

           f. "Loan Documents" shall mean the Amended Replacement Note, Credit Agreement and Collateral Documents, together with all documents, instruments and agreements executed in connection therewith including, without limitation, the mortgages and security agreements.

           g "Related Interests" shall mean all liens, assignments, security interests, rights and remedies arising under or relating to the Loan Documents.

           h "Release Determination Date" Provided that no additional litigation arising out of or related to the subject matter of the Subject Litigation is filed against ARO or its officers, employees, directors, and agents based upon the Subject Transactions, Occurrences and Events prior to the release and/or dismissal with prejudice of all claims and causes of action asserted against ARO, its officers, employees, directors and agents in the Subject Litigation, then the Release Determination Date shall be the date on which all claims and causes of action asserted against ARO, its officers, employees, directors and agents in the Subject Litigation are released and/or dismissed with prejudice. In the event that additional litigation arising out of or related to the subject matter of the Subject Litigation is filed against ARO or its officers, employees, directors and agents based upon the Subject Transactions, Occurrences and Events prior to the release and/or dismissal with prejudice of all claims and causes of action asserted against ARO, its officers, employees, directors and agents in the Subject Litigation, then the Release Determination Date shall be the date on which all claims and causes of action asserted against ARO, its officers, employees, directors and agents in the Subject Litigation and the additional litigation are released and/or dismissed with prejudice.

           i. "Subject Litigation" shall mean the cases styled (i) District Court No. 5:00-cv-00421; Bankruptcy Court No. 95-50894; Adversary No. 98-5023; In Re Wright Enterprises, Debtor, James D. Lyon, Trustee, Plaintiff/Appellant, vs. Southern Gas Company, Inc., Southern Gas Co., Alpha Gas Development of Texas, Inc., Alpha Gas Development, Inc., Southern Gas Holding Company, Inc., Southern Gas Co. of Delaware, Inc., American Resources of Delaware, Inc., Rick Avare, Karen Underwood, William F. Nave II, and Wil F. Kowalke, Defendants/Appellees; in the United States District Court for the Eastern District of Kentucky at Lexington and (ii) Case Number H-00-1371; H&N Gas, Limited Partnership, and Howard Energy Marketing, L.L.C. v. Richard A. Hale, et al; in the United States District Court, Southern District of Texas.

           j. "Subject Transactions Occurrences and Events" shall mean all actions, facts, matters or things, regardless of whether in the past, present or future, and regardless of whether now known or unknown which directly or indirectly arise out of or incidental to, or in any manner connected with the facts plead or disclosed in discovery and the claims made or that could have been made in the Subject Litigation.


                                   ARTICLE II

                                   CONDITIONS

     2.01 The obligations of BDEX to amend the Credit Agreement as provided herein is subject to satisfaction of the following conditions precedent:

           a. Receipt of Loan Documents and Other Items. BDEX shall have received multiple counterparts, as requested by BDEX, of the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to BDEX:

               (i)    this Amendment executed by ARO;

               (ii) the Amended Replacement Note in partial renewal and modification, but not in full discharge or novation of the Replacement Note, executed by ARO; and

               (iii) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as BDEX may reasonably request.

           b. Matters Satisfactory to BDEX. All matters incident to the consummation of the transactions hereby contemplated shall be reasonably satisfactory to BDEX.

           c. Consents and Litigation. ARO shall have obtained all required third party consents to the transactions contemplated by this Amendment and all statutory requirements for valid consummation of the transactions contemplated by this Amendment shall have been fulfilled and all necessary governmental consents, approvals or reauthorizations shall have been obtained. There shall not have been filed or threatened any suit, action or other proceeding (including any investigation of any governmental agency) to restrain or invalidate the transactions contemplated by this Amendment and no order, writ, injunction, or decree shall have been entered or be in effect that restrains, enjoins or limits the transactions contemplated by this Amendment.

           d. Supporting Documents. BDEX and its counsel shall receive reasonably satisfactory evidence that ARO has full power and authority and has taken all corporate actions necessary to execute and deliver this Amendment and consummate the transactions contemplated hereby and perform all of its obligations hereunder.


                                  ARTICLE III

                                 ACKNOWLEDGMENT

     ARO acknowledges and agrees that as of the date of this Agreement, after giving effect to all payments, the unpaid principal balance due and owing on the Replacement Note was $5,000,000, net of all claims and offsets.


                                   ARTICLE IV

                             RATIFICATION OF LIENS

     ARO hereby adopts, ratifies and confirms the Credit Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof as amended. ARO hereby confirms and agrees that any and all mortgages, liens, security interests and other security or collateral acquired by BDEX pursuant to the Note Purchase Agreement (which excludes the property conveyed by ARO to Fidelity pursuant to the Property Purchase and Sale Agreement) and/or Assignment of Note, Claims, Liens, Security Interests and Other Rights (subject to the Partial Release of Lien) as security for payment and performance of the ARO Indebtedness hereby are renewed and carried forth to secure payment and performance of the Amended Replacement Note.


                                   ARTICLE V

                              CONDITIONAL RELEASE

     Subject to strict adherence to the terms and conditions contained in this Amendment, if the Subject Transactions, Occurrences and Events do not constitute or give rise to or result in the occurrence of an Event of Default, BDEX agrees to execute and deliver to ARO a release of the obligation evidenced by the Amended Replacement Note on the Release Determination Date. All liens created pursuant to the Loan Documents and this Agreement shall remain in effect after release of the Amended Replacement Note to secure the performance by ARO of its
obligations under the Note Purchase Agreement.   Provided that no Event of
Default has occurred, BDEX shall, on the Release Determination Date, release the liens created pursuant to the Loan Documents and this Amendment. Time is of the essence with respect to the satisfaction of the obligations and requirements set forth in this Amendment. Any right to a release created by this Amendment terminates immediately upon the occurrence of an Event of Default. No credit against or discount on the Amended Replacement Note shall be earned by partial performance of the requirements.

                                   ARTICLE VI

                                   MORATORIUM

     Prior to the occurrence of an Event of Default of the type described in
Section 7.01 of this Agreement, BDEX will forbear from exercising or enforcing any right under the Credit Agreement.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     7.01 Events of Default During the Moratorium Period. During the moratorium period provided for in Article VI, the occurrence of any one or more of the following events shall constitute an Event of Default:

           a. Any representation, warranty, certification or statement by ARO in this Amendment or in any certificate or other document delivered pursuant to this Amendment shall prove to have been incorrect in any material respect when made or deemed to have been made and is not cured by ARO within ten (10) business days after written notice thereof has been given to ARO by BDEX.

           b. Any representation, warranty, certification or statement by ARO in the Investment Agreement or in any certificate or other document delivered pursuant to the Investment Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made as a result of or based upon the Subject Transactions, Occurrences and Events.

           c. If not released pursuant to Article V, the failure of ARO to pay when due the full indebtedness evidenced by the Amended Replacement Note.

           d. The failure of ARO to timely satisfy its obligations to Den norske Bank under the Note Purchase Agreement.

     7.02 Events of Default After Expiration of Moratorium Period. Upon termination of the moratorium period provided for in Article VI, Events of Default shall include those set forth in the Credit Agreement.

     7.03 Remedies. Upon the occurrence of an Event of Default of the type described in Section 8.01 (i) the moratorium period provided pursuant to Article VI shall terminate immediately, without notice, demand or presentment, all of which are hereby waived, and (ii) any right pursuant to Article V shall terminate immediately, without notice, demand or presentment, all of which are hereby waived. In addition to any other provision of this Amendment or any Loan Document, BDEX shall have all rights, remedies and recoveries now or hereafter existing in equity, at law or by virtue of statute or otherwise.


                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01 Credit Agreement as Amended. All reference to the Credit Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     8.02 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of ARO and BDEX and their respective successors and assigns.

     8.03 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of ARO and BDEX and no other person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by BDEX at any time if in its sole discretion it deems it advisable to do so.

     8.04 Indemnification. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce BDEX to enter into this Amendment, ARO hereby agrees to indemnify, hold harmless, and defend each of the Released

Parties from and against any and all Claims of any nature or character, at law or in equity, known or unknown, which may have arisen prior to the date hereof, or accrued to, or could be claimed or asserted by, any third party prior to the date hereof, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY OR OTHERWISE), OF ANY OF THE RELEASED PARTIES. Notwithstanding any provision of this Amendment or any other Loan Document, this section shall remain in full force and effect and shall survive the delivery and payment of the Amended Replacement Note, this Amendment and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof. Notwithstanding the above language, this indemnification shall not be deemed to impair or be applicable to ARO's rights to assert a claim against the Released Parties which may result from a breach by BDEX of the Investment Agreement

     8.05 ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE CREDIT AGREEMENT, THE REPLACEMENT NOTE, THE SECURITY INSTRUMENTS, AND OTHER WRITTEN DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE AMENDED REPLACEMENT NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     8.06 GOVERNING LAW. THIS AMENDMENT AND THE AMENDED REPLACEMENT NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

     8.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF BDEX, IN COURTS HAVING SITUS IN HOUSTON, TEXAS. ARO SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, TEXAS, AND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY BDEX IN ACCORDANCE WITH THIS SECTION.

     IN WITNESS WHEREOF, this Fifth Amendment to the First Amended and Restated Credit Agreement is executed as of the date first hereinabove written.

                                    AMERICAN RESOURCES OFFSHORE, INC.


                                    By:  /s/R.B. Keller
                                         --------------
                                    Name:   R.B. Keller
                                    Title:  Vice President

                                    BLUE DOLPHIN EXPLORATION COMPANY


                                     By:  /s/Brian Lloyd
                                          --------------
                                     Name:  Brian Lloyd
                                     Title: Vice President, Treasurer

                            FIFTH AMENDMENT TO FIRST
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                    EXHIBITS


EXHIBIT 99A      Amended Replacement Note

                                   EXHIBIT A

                            AMENDED REPLACEMENT NOTE


$5,000,000.00  Houston, Texas                                 December 29, 2000

     FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned American Resources Offshore, Inc. (successor by merger to American Resources of Delaware, Inc.) ("Maker") promises to pay to the order of Blue Dolphin Exploration Company ("Payee"), at its office at 801 Travis, Suite 2100, Houston, Texas 77002, the sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00).

     Reference is hereby made to the First Amended and Restated Credit Agreement dated November 1, 1997 by and between ARO, Southern Gas Co. of Delaware, Inc. and DNB Energy Assets, Inc. as amended by the (i) First Amendment to First Amended and Restated Credit Agreement dated March 5, 1998, (ii) Second Amendment to First Amended and Restated Credit Agreement dated October 1, 1998, (iii) Third Amendment to First Amended and Restated Credit Agreement dated August 1, 1999 between ARO, Den Norske Bank and DNB Energy Assets, Inc., (iv) Fourth Amendment to First Amended and Restated Credit Agreement dated effective as of December 2, 1999 between ARO and Blue Dolphin Exploration Company, and (v) Fifth Amendment to First Amended and Restated Credit Agreement dated effective as of December 1, 2000 between ARO and Blue Dolphin Exploration Company (as the same may be further amended, supplemented, or restated from time to time, collectively the "Credit Agreement"), for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Amended Replacement Note shall have the meanings assigned to such terms in the Credit Agreement.

     This Amended Replacement Note is payable in full on the earlier of (i) the occurrence of an Event of Default, or (ii) December 31, 2005. Prior to the occurrence of an Event of Default as defined in the Fifth Amendment to First Amended and Restated Credit Agreement dated effective December 1, 2000, interest shall not accrue on the principal amount of this Amended Replacement Note. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Amended Replacement Note without the payment of any premium or fee, but such payment shall not, until this Amended Replacement Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Amended Replacement Note provided for in the Credit Agreement.

     This Amended Replacement Note is issued in renewal and modification, but not in novation or discharge, of the principal balance of that certain Replacement Note dated December 2, 1999 in the original principal amount of $5,000,000 made payable to the order of Blue Dolphin Exploration Company ("Replacement Note"). The Replacement Note was issued in partial renewal and modification, but not in novation or discharge, of the remaining principal balance of that certain Promissory Note, dated August 1, 1999, in the original principal amount of $51,223,000 made payable to the order of Den Norske Bank (the "$51,223,000 Note"). The

$51,223,000 Note was issued in partial renewal and modification, but not in novation or discharge, of the remaining principal balance of those three certain promissory notes dated March 5, 1998, in the original principal amount of $1,500,000, $15,000,000 and $75,000,000 from Maker and Southern Gas Co. of
Delaware, Inc. ("Southern") to DNB Energy Assets, Inc. ("DNB"), which promissory notes were in renewal and extension, but not novation or discharge of that certain promissory note dated November 1, 1997, in the original principal amount of $75,000,000 from Maker and Southern jointly to Den Norske Bank, which promissory note was in renewal and extension, but not novation or discharge of that certain promissory note dated September 28, 1995, in the original principal amount of $20,000,000 from Maker and Southern jointly to Den Norske Bank, which promissory note was in renewal and extension, but not in novation or discharge of that certain promissory note dated August 14, 1995, in the original principal amount of $15,000,000 from Maker and Southern jointly to Bank One, Texas, National Association ("Bank One"), which promissory note was in renewal and extension, but not in novation or discharge of that certain promissory note dated March 27, 1995, in the original principal amount of $20,000,000 from Maker and Southern to Bank One, which promissory note was in renewal and extension, but not in novation or discharge of that certain promissory note dated February 24, 1994 in the original principal amount of $7,375,000 from Maker and Southern jointly to Bank One, which promissory note was in renewal and extension, not novation or discharge of that certain promissory note dated March 24, 1993, in the original principal amount of $3,500,000 from Southern Gas Holding Company, Inc., Southern Gas Company, Inc. and Alpha Gas Development, Inc. jointly to National American Life Insurance Company of Pennsylvania.

     Without being limited thereto or thereby, this Amended Replacement Note is secured by the Loan Documents (as that term is defined in the Fifth Amendment to First Amended and Restated Credit Agreement dated effective December 1, 2000).

     If any sum payable under this Amended Replacement Note or under the Credit Agreement is not paid when due (whether the same becomes due by acceleration or otherwise) and this Amended Replacement Note is placed in the hands of an attorney for collection or enforcement of this Amended Replacement Note or the Credit Agreement, or if this Amended Replacement Note is collected through any legal proceedings, including, but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Amended Replacement Note, the Credit Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Amended Replacement Note, the Credit Agreement, or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this Amended Replacement Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Amended Replacement
Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Amended Replacement Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Amended Replacement Note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Amended Replacement Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) any such excess which may have been collected shall at final maturity of said indebtedness either be applied as a credit against the then unpaid principal amount hereof or be refunded to Maker, at Payee's option, and (c) upon such final maturity the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Amended Replacement Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness. The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this Amended Replacement Note and loan.

     In the event that the laws of the State of Texas are determined by a court of competent jurisdiction to be applicable to this Amended Replacement Note, notwithstanding the expressed intention of the parties to be governed by the laws of the State of New York, then the provisions of Texas Financing Code, Chapter 346 (formerly Tex. Rev. Civ. Stats., Title 79, Chapter 15) are specifically declared by the parties hereto not to be applicable to this Amended Replacement Note, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069-1D.003 also codified at Texas Finance Code
Section 303.301 (formerly Article 5069-1.04(a)(1)), as amended, and, to the extent that this Amended Replacement Note is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14) also codified at Texas Finance Code, Section 301.001(3) (formerly Article 5069-1.01(f)), as amended, the Payee retains the right to modify the interest rate in accordance with applicable law.

     Maker warrants that this Amended Replacement Note is executed solely for business or commercial purposes, other than agricultural purposes and warrants that it is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and under Title I (Truth-in-Lending Act) and Title V (General Provision) of the Consumer Credit Protection Act, and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

     THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

                                  AMERICAN RESOURCES OFFSHORE, INC.


                                  By: /s/ R.B. Keller
                                     -----------------
                                  Name:  R.B. Keller
                                  Title: Vice President